                                                                    Exhibit 99.1

             Harris Interactive Reports Q4 and Fiscal 2003 Results
                        Fiscal Year Revenue Up Over 30%
 Pre-tax net income increases to $8.2 million from $14.8 million loss last year

Rochester, NY July 30, 2003 -- Harris Interactive(R) (Nasdaq:HPOL) released its financial results for the fiscal fourth quarter and for the full fiscal year ended June 30, 2003.

Revenue for the quarter was $35.7 million, up 11% versus $32.1 million of revenue for the fiscal third quarter and up 20% from $29.8 million of revenue reported for the same period a year ago. Revenue for the full fiscal year was $130.6 million, up over 30% from the $100.0 million revenue posted for fiscal year 2002.

Net income for the fiscal fourth quarter was $5.5 million, or $0.10 per share. This includes an income tax benefit of $3.0 million or $0.05 cents per share. Therefore pre-tax income was $2.5 million, or $0.05 per share, which is essentially the same as reported for the fiscal third quarter, and up significantly compared to net income of $0.2 million ($0.00 per share) reported for the fourth quarter of fiscal 2002.

For the full fiscal year ended June 30, 2003, net income was $11.1 million or $0.20 per share on a fully diluted basis, including the $3.0 million, or $0.05 per share tax benefit. Pre-tax earnings were $8.2 million or $0.15 per share, compared to a loss of $14.8 million, or ($0.32 per share) reported for fiscal year 2002.

"The announcement today marks a wonderful achievement for the employees of Harris Interactive," declared Gordon S. Black, chairman and CEO of Harris Interactive. "They have earned the leading position in the Internet-based market research industry and have proven the effectiveness of our business model by achieving our first full year of profitability." Commenting on what's next, Black added, "However, we won't stop here. We will continue to focus on profitable organic and acquisitive growth as we expand into Western Europe and Asia and make our move into the top tier of global market research companies."

EBITDA for the quarter was $3.9 million, or 11% of revenue, up 216% from the $1.2 million of EBITDA reported in the same period a year ago. For the full fiscal year, EBITDA was $13.3 million or 10% of revenue. EBITDA, a non-GAAP financial measure, is calculated as operating income plus depreciation and amortization expense, and is reconciled to GAAP net income in the attached financial summary.

"Our EBITDA for the quarter grew more than 200% over last year, and held flat from last quarter despite one time restructuring charges in the U.K, as well as additional incentive compensation costs and executive search fees in the United States," explained Albert Angrisani, president and COO. "Going forward, our cost containment efforts will continue and we expect that EBITDA will continue to grow company-wide and reach the 15% range by Q4 of fiscal year 2004."

Internet-based revenue grows 47%
Internet-based revenue for the fiscal fourth quarter was $18.1 million; up 47% over the $12.3 million of Internet revenue reported for the same period last year, and up 18% over the $15.3 million of Internet revenue reported last quarter. Internet-based revenue for fiscal year 2003 was $60.1 million -- up 48% versus $40.6 million in Internet revenue reported in fiscal 2002. For fiscal 2003, Internet-based revenue made up 46% of the total revenue of the Company, up from 41% of the total in fiscal 2002. "The use of the Internet for research is the engine that is driving the increase in both revenue and profitability," stated Black, "and that growth continued throughout the entire year."

Cash jumps to nearly $40 million
The Company reported cash and marketable securities at June 30, 2003 of $39.1 million, up $3.8 million or 11% from $35.3 million reported at the end of the third quarter of fiscal 2003. The Company continues to remain essentially debt-free.

Tax effect
"Prior to Q4, the Company had recorded a full valuation allowance against its deferred tax assets, substantially comprised of net operating loss carry forwards. Based on our consistency in generating profits, we are now required to reverse some of this valuation allowance as required by GAAP to the extent of $3.0 million or $0.05 cents per share," explained Bruce Newman, CFO.

Significant growth in U.S. operations:
Total revenue for U.S. operations only for the fiscal year was $101 million, up 29% from $78 million U.S revenue reported in fiscal year 2002. Pre-tax net income for U.S. operations was $7.7 million or 8% of revenue. "U.S. net income is significantly higher versus the company as a whole because the Internet model is more mature here," explained Black. "Internet revenue, which is inherently more profitable than traditional research revenue, comprised 59% of all U.S. revenue, and pushed up profitability for the U.S. operations", Black concluded.

Fiscal year 2004 guidance
Commenting on fiscal year 2004, Black stated, "We expect that our sales, boosted by increased activity in Europe, will continue growing and push our revenue to about $144 million. That revenue should generate pre-tax net earnings for the fiscal year of at least $0.26 per share. For Q1, our expectations are for revenue in the $34 to $36 million range, with pre-tax net earnings of between $0.05 and $0.07 per share."

Conference call and webcast access information
The Company has scheduled a conference call to discuss these results for Thursday, July 31, 2003 at 8:30 a.m. ET. Gordon S. Black, chairman and CEO; Albert Angrisani, president and COO and Bruce Newman, CFO, will host the teleconference. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free (800) 289-0468 in the United States and Canada, or (913) 981-5517 internationally by 8:20 a.m. ET on July 31. - please reference "Harris Interactive." A live webcast of the conference call will also be accessible via the Company's website at www.harrisinteractive.com., and an archived version of the webcast will be available for 30 days following the call under the heading "webcasts" in the "Investor Relations" section of the Company's website. This media release will be available prior to the call at our website: www.harrisinteractive.com/news.

        Please see attached schedules for detailed financial information.

                                       ###
About Harris Interactive(R)
Harris Interactive (www.harrisinteractive.com) is a worldwide market research and consulting firm best known for The Harris Poll(R), and for pioneering the Internet method to conduct scientifically accurate market research. Headquartered in Rochester, New York, U.S.A., Harris Interactive combines proprietary methodologies and technology with expertise in predictive, custom and strategic research. The Company conducts international research through wholly owned subsidiaries--London-based HI Europe (www.hieurope.com) and Tokyo-based Harris Interactive Japan--as well as through the Harris Interactive Global Network of local market- and opinion-research firms, and various U.S. offices. EOE M/F/D/V

To become a member of the Harris Poll OnlineSM and be invited to participate in future online surveys, visit www.harrispollonline.com.

Contact:
Dan Hucko, VP -- Corporate Communications
Harris Interactive
585-214-7470
dhucko@harrisinteractive.com

Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                             HARRIS INTERACTIVE INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In Thousands, except share and per share data)
                                   (Unaudited)

                                                       Three months ended          Twelve months ended
                                                           June 30,                     June 30,
                                                   ---------------------------  --------------------------
                                                       2003          2002           2003        2002*
Revenue from services                               $     35,674  $    29,787   $    130,551  $   100,048
Cost of services                                          17,215       15,341         66,852       53,470
                                                    ------------  -----------   ------------  ------------
   Gross profit                                           18,459       14,446         63,699       46,578
                                                             52%          48%            49%          47%
Operating expenses:
   Sales and marketing expenses                            3,055        2,344          9,542        9,720
   General and administrative expenses                    11,854       10,874         41,831       40,193
   Depreciation and amortization                           1,476        1,222          5,676        6,515
   Restructuring (credits) charges and asset write-downs    (335)           -           (997)       6,222
                                                    ------------  -----------   ------------  -----------
      Operating income (loss)                              2,409            6          7,647      (16,072)

Interest and other income, net                               119          201            506        1,317
                                                    ------------  -----------   ------------  -----------
Net income (loss) before income taxes                      2,528          207          8,153      (14,755)

Income tax (benefit) expense                              (2,954)          38         (2,954)          38
                                                    ------------  -----------   ------------  -----------
Net income (loss)                                          5,482          169         11,107      (14,793)

Basic net income (loss) per share                   $       0.10  $      0.00   $       0.21  $     (0.32)
Diluted net income (loss) per share                 $       0.10  $      0.00   $       0.20  $     (0.32)

Weighted average shares outstanding -
                   Basic                              53,899,564   52,168,286     52,983,689   46,136,445
                   Diluted                            56,301,406   54,575,751     54,638,596   46,136,445


Calculation of EBITDA:                                 Three months ended          Twelve months ended
                                                            June 30,                     June 30,
                                                       2003          2002           2003        2002*
                                                   --------------------------   -------------------------
   Net income (loss)                                       5,482          169         11,107      (14,793)
   Less: Interest and other income, net                     (119)        (201)          (506)      (1,317)
   Plus: Income tax (benefit) expense                     (2,954)          38         (2,954)          38
   Plus: Depreciation and amortization                     1,476        1,222          5,676        6,515
                                                    ------------ ------------   ------------  -----------
             EBITDA                                        3,885        1,228         13,323       (9,557)

* Includes Total Research Corp. results from 11/01/01 only.

                            HARRIS INTERACTIVE INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                  (Unaudited)


                                                        June,       June 30,
                                                        2003          2002
                                                      ---------     ---------
                                 Assets
Current assets:
   Cash and cash equivalents                          $  20,391    $  10,787
   Marketable securities                                 18,693       17,070
   Accounts receivable, net                              20,821       20,791
   Costs and estimated earnings in excess
      of billings on uncompleted contracts                3,776        4,669
   Other current assets                                   7,579        4,808
                                                      ---------    ----------
              Total current assets                       71,260       58,125

Property, plant and equipment, net                        7,806        9,703
Goodwill                                                 63,259       63,428
Other intangibles, net                                      730        1,042
Other assets                                              2,187        3,221
                                                      ---------    ----------
              Total assets                            $ 145,242    $ 135,519

           Liabilities and Stockholders' Equity
Current liabilities:
   Current installment of long-term debt              $       -    $   1,193
   Accounts payable                                       6,752        7,417
   Accrued expenses                                       9,050       11,081
   Short-term borrowings                                      -          811
   Billings in excess of costs and estimated
      earnings on uncompleted contracts                  10,375        9,824
                                                      ---------    ----------
              Total current liabilities                  26,177       30,326

Long-term debt, excluding current installment                            314
Other long-term liabilities                                 576        1,579

              Total stockholders' equity                118,489      103,300
                                                      ---------    ----------
              Total liabilities and
                stockholders' equity                  $ 145,242    $ 135,519